Exhibit 99.1

Critical Path Announces 2005 First Quarter Results

Continued Improvement in Gross Margins

Revenues and Gross Margins In Line With Guidance

SAN FRANCISCO, Calif. (May 9, 2005) – Critical Path, Inc. (Nasdaq: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the first quarter ended March 31, 2005.

For the first quarter of 2005, revenues were $17.4 million, compared to $19.5 million in the fourth quarter of 2004 and $17.1 million in the first quarter of 2004.

GAAP Results

For the first quarter of 2005, net loss attributable to common shareholders, based on United States generally accepted accounting principles (GAAP), was $12.7 million or $0.46 per share, compared to a net loss of $10.7 million or $0.50 per share for the fourth quarter of 2004 and a net loss of $13.1 million or $0.63 per share for the first quarter of 2004. For the first quarter of 2005, total cost of net revenues and operating expenses, based on GAAP, were $25.7 million, unchanged from the fourth quarter of 2004 and an 11% decline from $28.8 million for the first quarter of 2004.

Adjusted EBITDA Results

For the first quarter of 2005, earnings before interest income, interest expense, provision for income taxes, depreciation and amortization adjusted to exclude other items such as other income (expense), net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock (or adjusted EBITDA), a non-GAAP measure we use to measure the performance of our business, was a loss of $3.1 million, or $0.11 per share, compared to a loss of $2.0 million or $0.10 per share for the fourth quarter of 2004 and a loss of $7.9 million or $0.38 per share for the first quarter of 2004. For the first quarter of 2005, total cost of net revenues and operating expenses on an adjusted EBITDA basis were $20.5 million, compared to $21.5 million for the fourth quarter of 2004 and $25.0 million for the first quarter of 2004.

“The results from our focus on consumer messaging solutions to our target markets with broadband, fixed-line and mobile operators were evident in the first quarter,” said Mark Ferrer, chief executive officer and chairman of Critical Path. “This includes the launch of our new Memova brand, the announcement of our new Memova Mobile solution currently in use on a trial basis with mobile operators in Southeast Asia and Europe, the significant growth in our Memova Anti-Abuse bookings and the continued strength in our core Memova Messaging performance. We believe the alignment of our solutions to the growing consumer messaging market combined with our continued expense management, positions us to effectively compete for our client’s investment dollars.”

“I am pleased with our progress managing spending levels, particularly our third quarter in a row of improved gross margins,” said Jim Clark, chief financial officer. “Even though our general and administrative expenses increased in the March quarter due to the increased cost of our compliance efforts related to the requirements of the Sarbanes-Oxley Act, our total operating expenses achieved significant year-over-year improvement.”

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Critical Path Announces 2005 First Quarter Results

As of March 31, 2005, the Company’s cash and cash equivalents totaled $27.2 million, compared to $23.2 million at December 31, 2004 and $37.1 million at March 31, 2004.

Guidance

The Company currently expects revenue for the second quarter of 2005 to be in the range of $17.0 million to $19.0 million.

The following guidance is on an adjusted EBITDA (non-GAAP) basis as described above. If the Company is successful in delivering the middle to high end of its revenue range, it expects total gross margins in the second quarter to increase to a range of 49% to 53%. Additionally, the Company expects its operating expenses to be in the range of $10.5 million to $11.5 million in the second quarter of 2005.

Regulation G

Due to the forward-looking nature of the projections of gross margins and operating expenses on an adjusted EBITDA basis given directly above, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP measures is not available without unreasonable effort. The Company believes that the information necessary to reconcile the non-GAAP financial measures to GAAP, such as future restructuring costs, if any, other income (expense), interest income and expense, stock-based expenses and accretion on mandatorily redeemable preferred stock, are not reasonably estimable or predictable.

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis, both cost of revenues and operating expenses on an adjusted EBITDA basis and Memova Anti-Abuse sales bookings. The most directly comparable GAAP measures are the net loss attributable to common shareholders, cost of net revenues and operating expenses and net revenues, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock. Memova Anti-Abuse sales bookings are the billable value of contracts for such products closed in the period. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Conference Call

Critical Path will host a conference call on Monday, May 9, 2005, at 5:30 p.m. Eastern Time to discuss the financial results for the first quarter ended March 31, 2005. The conference call is scheduled to last up to one hour. Those who would like to participate should dial +1 877-231-3543 (within the U.S. and Canada) or +1 706-634-1329 (from outside the U.S. and Canada) five to ten minutes prior to the scheduled start time (no passcode is needed). In addition, the

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Critical Path Announces 2005 First Quarter Results

conference call and a subsequent replay will be available via Web cast from the Company’s Web site, www.criticalpath.net. A replay of the conference call will also be available by telephone for fourteen days following the call. To access the telephone replay, please dial +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 6020777. The Web cast and earnings release will be available on the Company’s Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path’s Memova(TM) solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova(TM) Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova(TM) Anti-Abuse protects consumers against viruses and spam. Memova(TM) Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins and operating expenses for the second fiscal quarter of 2005, the ability of our customers to achieve cost savings and improve revenues in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders.

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Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

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Critical Path, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2004	December 31, 2004	March 31, 2005
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$37,131	$23,239	$27,196
Accounts receivable, net	16,703	19,667	18,817
Other current assets	5,354	4,567	3,696

Total current assets	59,188	47,473	49,709
Property and equipment, net	13,304	11,379	8,829
Goodwill	6,613	6,613	6,613
Other assets	7,752	3,734	3,776

Total assets	$86,857	$69,199	$68,927

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,102	$4,973	$3,986
Accrued expenses	22,280	23,207	24,524
Deferred revenue	9,968	9,978	11,451
Capital lease and other obligations, current	1,587	1,067	695
Notes payable, current	—	5,565	5,565

Total current liabilities	37,937	44,790	46,221
Deferred revenue long-term	1,360	173	136
Notes payable, long-term	81,921	8,875	15,847
Capital lease and other obligations, long-term	1,009	—	—
Embedded derivative liability	21,730	5,173	3,660

Total liabilities	143,957	59,011	65,864

Mandatorily redeemable preferred stock	33,558	122,377	117,569

Total shareholders’ deficit	(90,658)	(112,189)	(114,506)

Total liabilities and shareholders’ deficit	$86,857	$69,199	$68,927

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended
	March 31, 2004	December 31, 2004	March 31, 2005
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,251	$4,923	$4,445
Hosted messaging	4,343	5,167	5,211
Professional services	2,659	4,143	3,084
Maintenance and support	5,825	5,250	4,700

Total net revenue	17,078	19,483	17,440

COST OF NET REVENUE
SW licensing	911	1,522	1,208
Hosted messaging	6,381	6,458	5,124
Professional services	3,094	3,144	2,404
Maintenance and support	1,449	1,302	1,550
Stock-based expense	5	71	64

Total cost of net revenue	11,840	12,497	10,350

GROSS PROFIT	5,238	6,986	7,090

OPERATING EXPENSES
Selling and marketing	6,939	4,487	4,647
Research and development	5,779	4,590	4,893
General and administrative	3,122	5,258	3,914
Stock-based expense	41	278	244
Restructuring expense (credit)	1,065	(1,395)	1,639

Total operating expenses	16,946	13,218	15,337

OPERATING LOSS	(11,708)	(6,232)	(8,247)

Other income (expense), net	3,517	(166)	1,846
Interest income (expense)	(1,430)	(164)	(660)

Loss before provision for income taxes	(9,621)	(6,562)	(7,061)

Provision for income taxes	(366)	(213)	(308)

NET LOSS	(9,987)	(6,775)	(7,369)

Accretion on mandatorily redeemable preferred stock	(3,147)	(3,877)	(5,277)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(13,134)	$(10,652)	$(12,646)

Net loss per share	$(0.48)	$(0.32)	$(0.27)

Net loss per share attributable to common	$(0.63)	$(0.50)	$(0.46)

Shares used in the per share calculations	21,014	21,252	27,256

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended
	March 31, 2004	December 31, 2004	March 31, 2005
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,251	$4,923	$4,445
Hosted messaging	4,343	5,167	5,211
Professional services	2,659	4,143	3,084
Maintenance and support	5,825	5,250	4,700

Total net revenue	17,078	19,483	17,440

COST OF NET REVENUE
SW licensing	911	1,522	1,208
Hosted messaging	5,198	5,345	3,886
Professional services	3,037	3,110	2,376
Maintenance and support	1,425	1,283	1,532

Total cost of net revenue	10,571	11,260	9,002

GROSS PROFIT	6,507	8,223	8,438

OPERATING EXPENSES
Selling and marketing	6,669	4,312	4,477
Research and development	4,850	3,082	3,240
General and administrative	2,928	2,849	3,786

Total operating expenses	14,447	10,243	11,503

ADJUSTED EBITDA LOSS	$(7,940)	$(2,020)	$(3,065)

Adjusted EBITDA loss per share	$(0.38)	$(0.10)	$(0.11)

Shares used in the per share calculations	21,014	21,252	27,256

*	Excludes interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items such as other income (expense), net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company’s Non-GAAP results and Adjusted

EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended
	March 31, 2004	December 31, 2004	March 31, 2005
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(7,940)	$(2,020)	$(3,065)
Interest income (expense)	(1,430)	(164)	(660)
Provision for income taxes	(366)	(213)	(308)
Depreciation and amortization	(2,657)	(2,948)	(3,235)
Other income (expense), net	3,517	(166)	1,846
Non-cash severance	—	(360)	—
Reserve for officer note receivable	—	(1,950)	—
Restructuring expenses	(1,065)	1,395	(1,639)
Stock-based expenses	(46)	(349)	(308)

Net loss	(9,987)	(6,775)	(7,369)
Accretion on mandatorily redeemable preferred stock	3,147	3,877	5,277

Net loss attributable to common shareholders	$(13,134)	$(10,652)	$(12,646)

Net loss per share	$(0.48)	$(0.32)	$(0.27)

Net loss per share attributable to common	$(0.63)	$(0.50)	$(0.46)

Shares used in the per share calculations	21,014	21,252	27,256

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenes on a United States GAAP basis.

	Three months ended
	March 31, 2004	December 31, 2004	March 31, 2005
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an Adjusted EBITDA basis	$25,018	$21,503	$20,505
Depreciation and amortization	(2,657)	(2,948)	(3,235)
Non-cash severance	—	(360)	—
Restructuring expenses	(1,065)	1,395	(1,639)
Reserve for officer note receivable	—	(1,950)	—
Stock-based expenses	(46)	(349)	(308)

Total cost of net revenues and operating expenses on a United States GAAP basis	$28,786	$25,715	$25,687